Exhibit 10.12
FIRST AMENDMENT TO
AMENDED AND RESTATED AGREEMENT OF LEASE
This FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LEASE (this “Agreement”) is dated as of this 11th day of January, 2017, by and among THE CITY OF NEW YORK (AS SUCCESSOR IN INTEREST TO THE SOUTH STREET SEAPORT CORPORATION), a municipal corporation of the State of New York, having an address at City Hall, New York, New York 10007, as landlord (the “Landlord”), and SOUTH STREET SEAPORT LIMITED PARTNERSHIP (AS SUCCESSOR IN INTEREST TO SEAPORT MARKETPLACE, INC.), having an address at c/o The Howard Hughes Corporation, One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, as tenant (the “Tenant”).
RECITALS
1.    Landlord and Tenant are parties to an Amended and Restated Agreement of Lease dated as of June 27, 2013 (the "Marketplace Lease") with respect to the South Street Seaport Project as more particularly described therein; and
2.    Pursuant to Section 23.9 of the Marketplace Lease, Tenant has the option to lease certain Option Premises, including the Tin Building, from Landlord under the Marketplace Lease and Landlord and Tenant desire to modify the Marketplace Lease to add the Tin Building to the Premises demised under the Marketplace Lease.
3.    Landlord and Tenant also desire to modify certain provisions of the Marketplace Lease in order to correct certain discrepancies.
NOW, THEREFORE, in consideration of the foregoing and the covenants of the Parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
Section 1.    Definitions.
Unless otherwise defined herein, all capitalized terms as used herein shall have the respective meanings given to such terms in the Marketplace Lease.
Section 2.    Amendments.
The Marketplace Lease is hereby modified as follows:
(a)    The following definitions shall be added to Article 1:
“Landlord Development Rights” means seven and one-half percent (7.5%) of Floor Area Development Rights appurtenant to the Tin Building Area and Pier 17, referenced and calculated in accordance with the attached Exhibit 5 hereto.

“Tenant Development Rights” means ninety-two and one-half percent (92.5%) of Floor Area Development Rights appurtenant to the Tin Building Area and Pier 17, referenced and calculated in accordance with the attached Exhibit 5 hereto.
"Tin Building Area" means that portion of Parcel III of the Premises, including the lands and improvements now or hereafter erected thereon and the adjacent areas which are currently in, or will be added to, the Joint Maintenance Area, all as designated as such on Exhibit 1 annexed hereto.
“Tin Building Scheduled Completion Date” means the date which is the 48th month anniversary of the date of this Agreement, except that, in the event the Tenant sends a Tenant Leasing Notice pursuant to Section 2(b)(iii) of this Agreement, then “Tin Building Scheduled Completion Date” means the date which is the 36th month anniversary of the date of the Tenant Leasing Notice.
“Tin Building Work” means (i) demolition, alterations, improvements and replacements that are to be made by Tenant to the Tin Building and the Tin Building Area and in areas in and around the Tin Building Area and (ii) installation of signage and street furniture in areas in and around the Tin Building Area, all in accordance with Approved Plans and Specifications therefor; provided, however, that for purposes of the Tin Building Scheduled Completion Date only, the Tin Building Work shall not include the fit-out work to be performed in the interior of the Tin Building.
(b)    Tin Building Permits and Approvals.
(i)    Tenant shall use commercially reasonable efforts to diligently pursue all applicable permits and approvals allowing it to commence the Tin Building Work including, but not limited to, permits and approvals from the New York State Department of Environmental Conservation, New York State Historic Preservation Office, United States Army Corps of Engineers, New York City Landmarks Preservation Commission, New York City Department of Buildings and New York City Department of Small Business Services (collectively, the "Required Permits"). If Tenant has been unable to procure all Required Permits by the date which is two (2) years from the date of this Agreement, then Tenant shall (A) continue to use commercially reasonable efforts to diligently pursue all Required Permits and (B) pay liquidated damages to Landlord, on the first day of the month immediately following such second anniversary, in an amount equal to $20,000, and Tenant shall continue to make monthly payments thereafter, increasing by $5,000 per month, until Tenant has procured all Required Permits, but in no event shall Tenant be required to make such payments to Landlord from and after the date
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which is the earlier of (x) the third (3rd) anniversary of the date of this Agreement and (y) the date on which the Required Permits are received.
(ii)    If Tenant has not procured the Required Permits by the date which is three (3) years from the date of this Agreement, then Landlord shall have the right, but not the obligation, to recapture the area added to Parcel III by this Agreement (the "Tin Option Area") upon thirty (30) days’ prior written notice to Tenant. In the event Landlord elects to recapture the Tin Option Area, then (A) the Base Rent shall be reduced by an amount equal to the Tin Building Rent and (B) Landlord shall have the right, but not the obligation, to use commercially reasonable efforts to secure any necessary permits and approvals for, and construct and complete, that portion of the Tin Building Work that is required for the construction of the pier and/or platform in the Tin Option Area in accordance with the Approved Plans and Specifications for the Tin Building Work (such work being referred to herein as the "Tin Building Platform Work"), using a contractor for such work that is reputable and qualified and experienced in performing the type and scope of work involved in the Tin Building Platform Work. Landlord shall have the right to amend, modify or supplement the Approved Plans and Specifications for the Tin Building Platform Work if necessary to obtain the Required Permits (and in such event Landlord shall consult with Tenant as to any such amendments, modifications or supplements prior to making any changes to the Approved Plans and Specifications) so long as such amendments, modifications or supplements do not affect Tenant's ability to construct the Tin Building and perform the Tin Building Work in accordance with the Approved Plans and Specifications for the Tin Building Work or unless otherwise approved by Tenant in writing in its reasonable discretion. The costs of performing the Tin Building Platform Work shall be borne by Tenant; provided, however, that (x) Landlord shall competitively bid the Tin Building Platform Work to not less than three (3) qualified contractors and (y) in no event shall Tenant be responsible for the costs of Tin Building Platform Work plus any site preparation costs such as demolition and/or cataloguing of the Tin Building in excess of 150% of Tenant's budget therefor set forth in the Tin Building Appraisal (subject to CPI Increase). Tenant shall provide Landlord, within sixty (60) days of the date on which Landlord informs Tenant in writing that Landlord will commence construction of the Tin Building Platform Work, with security (reasonably satisfactory to Landlord) for the payment of such costs. The payment of the costs for the Tin Building Platform Work shall be considered Rental hereunder.
(iii)    Upon completion of the Tin Building Platform Work, Landlord shall deliver written notice thereof to Tenant of such occurrence (the "Re-demising Notice"), which such notice shall state that "LANDLORD HAS COMPLETED THE TIN BUILDING PLATFORM WORK IN ACCORDANCE WITH THE APPROVED PLANS AND SPECIFICATIONS AS CONTEMPLATED UNDER THE FIRST AMENDMENT TO THE MARKETPLACE LEASE AND TENANT HAS NINETY (90) DAYS TO RESPOND TO THIS NOTICE". Tenant shall have a period of ninety (90) days from the date of the Re-demising Notice to elect, in its sole discretion, to
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lease the Tin Option Area. If, within said ninety (90) day period, Tenant notifies Landlord, in writing, of Tenant’s election to lease the Tin Option Area (said notification shall be referred to as the “Tenant Leasing Notice”), then the Marketplace Lease shall be automatically amended in order to demise to Tenant the Tin Option Area on the same terms and conditions as set forth in this Agreement, including the Tin Building Rent and in connection therewith, Landlord shall use good faith efforts to assign to Tenant all guaranties and warranties received by Landlord in connection with the performance of the Tin Building Platform Work. In the event that Tenant elects to lease the Tin Option Area as provided in this subsection (iii), then Tenant shall have eighteen (18) months from the date of the Tenant Leasing Notice in order to commence construction of the Tin Building Work. Tenant's failure to commence construction of the Tin Building Work within the time period provided in this subsection (iii) shall not in any event constitute a Default or Event of Default under the Marketplace Lease and Landlord's remedy therefor shall be the right, but not the obligation, to recapture the Tin Option Area upon thirty (30) days’ prior written notice to Tenant, and in such event the Base Rent shall be reduced by an amount equal to the Tin Building Rent. In the event that Tenant fails to timely notify Landlord of its election to lease the Tin Option Area as provided in this subsection (iii) or the Tin Option Area is recaptured as provided in this subsection (iii), then Tenant shall have no further rights with respect to the Tin Option Area.
(iv)    Subject to the provisions of subsection (iii) above, Tenant shall commence the Tin Building Work by the date (the "Tin Building Construction Commencement Date") which is thirty (30) days from the date on which the Required Permits are received. Once commenced, Tenant shall perform the Tin Building Work in accordance with the terms, covenants and conditions set forth in Exhibit 2 annexed hereto and, subject to Unavoidable Delays, shall achieve Substantial Completion of the Tin Building Work on or before the Tin Building Scheduled Completion Date; provided, however, that (A) Tenant's failure to comply with the terms of this subsection (iv) shall not in any event constitute a Default or Event of Default under the Marketplace Lease, (B) until the receipt of the Required Permits, Tenant shall have no obligation to commence or complete the Tin Building Work and Landlord shall have no claim under the Tin Building Completion Guaranty, and (C) until the receipt of the Required Permits, Tenant shall be limited in its EB-5 Financing as described in Section 11.2(c) of the Marketplace Lease (as amended hereby).
(v)    In the event, and for so long as, Landlord has recaptured the Tin Option Area in accordance with the provisions above, then Exhibit F (Joint Maintenance Area) to the Marketplace Lease shall be deemed restored to the version thereof prior to giving effect to the provisions of Section 2(n) hereof.
(c)    The legal description of Parcel I of the Premises set forth in Exhibit A to the Marketplace Lease is hereby deleted in its entirety and substituted therefor is the legal description of Parcel I of the Premises set forth in Exhibit 3 annexed hereto.
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(d)    The legal description of Parcel III of the Premises set forth in Exhibit A to the Marketplace Lease is hereby deleted in its entirety and substituted therefor is the legal description of Parcel III of the Premises, set forth in Exhibit 3 annexed hereto.
(e)    The legal description of Parcel IV of the Premises set forth in Exhibit A to the Marketplace Lease is hereby deleted in its entirety and substituted therefor is the legal description of Parcel IV of the Premises set forth in Exhibit 3 annexed hereto.
(f)    The definition of “Additional Rent” is deleted in its entirety and replaced with the following:
"Additional Rent" means any and all sums and payments in addition to Base Rent that this Lease requires Tenant to pay to Landlord (or in the case of Impositions, to any third party), whether or not expressly designated as Additional Rent.
(g)    The definition of “Amendment Commencement Date” is deleted in its entirety and replaced with the following:
"Amendment Commencement Date" means July 1, 2013.
(h)    The definitions of “Approved Plans and Specifications” and “Plans and Specifications” are respectively deleted in their entirety and replaced with the following:
"Approved Plans and Specifications" means plans and specifications for the Initial Renovation Work, the Tin Building Work or any other Material Alteration, as applicable, approved in accordance with the provisions of this Lease and Article 2 of Exhibit 2 of this Agreement.
"Plans and Specifications" means the plans and specification for the Initial Renovation Work, the Tin Building Work or any other Material Alteration, as applicable.
(i)    The definition of “Excess Development Rights is hereby amended in its entirety and substituted therefor in the following definition:
"Excess Development Rights" means those Floor Area Development Rights that are appurtenant to the Land and are in excess of the Floor Area Development Rights utilized by Buildings that are part of the Premises and are or could become available for transfer pursuant to the Zoning Resolution, and
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exclusive of any Floor Area Development Rights appurtenant to the Tin Building Area and Pier 17.
(j)    The definition of "Initial Renovation Work" is hereby deleted in its entirety and substituted therefor is the following definition:
"Initial Renovation Work" means the construction of the Renovation Project and improvements to other portions of the Premises (including construction of those portions of the Esplanade Project that are to be located within the Premises and furthermore including the replacement of the Original Pier 17 Area as referred to in the definition of Pier 17 and as depicted in the Initial Renovation Designs), exclusive of any fit-out work done by, or on behalf of, a Subtenant.
(k)    The term “Pier Improvements” as used throughout the Marketplace Lease is hereby amended to be "Pier 17 Improvements".
(l)    The definition of “Pier 17” is deleted in its entirety and replaced with the following:
"Pier 17" means the deck, piles, substructure and other elements of piers and platforms on that portion of the Land described as Parcel III in Exhibit A now existing or hereafter modified, erected, constructed or placed thereon, and the bulkhead adjacent to said pier structure, but excluding the platform piers under the New Market Building, and designated as the "Original Pier 17 Area" and the "Tin Building Pier Area" as shown on Exhibit A-l hereto.
(m)    The definition of "Severable Premises" is hereby deleted in its entirety and replaced with the following:
"Severable Premises" means each of the following: (a) each Anchor Premises, (b) the Upland Premises, (c) the Original Pier 17 Area, and (d) the Tin Building Area (but only after Substantial Completion of the Tin Building Work).
(n)    Exhibit A-l (Project Premises) and Exhibit F (Joint Maintenance Area) to the Marketplace Lease are hereby deleted and a new Exhibit A-l and Exhibit F, annexed to this Amendment as Exhibit 4, are substituted therefor.
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(o)    References to the term "Pier Pavilion" in Exhibit E are hereby substituted with the term "Pier 17 Improvements" and the first sentence of paragraph (b) in Exhibit E is hereby deleted and substituted therefor is the following sentence:
Except for rebuilding or restoration after any fire, condemnation or other casualty (covered elsewhere), and subject to the provisions of Section 14.2(a) of the Lease, Tenant shall be responsible for all exterior and interior repairs or maintenance involving the structure, fixtures, decorations or other improvements in the Market Block, Tin Building, Pier 17 Improvements, and those portions of the Museum and Schermerhorn Row Blocks within the Premises.
(p)    Section 2.1 of the Marketplace Lease is hereby deleted in its entirety and substituted therefor is the following text:
Section 2.1    Demise of Premise. Landlord, for and in consideration of the Rental to be paid and all of the terms, covenants and agreements hereinafter set forth, to be kept, observed and performed by Tenant, does hereby demise and lease to Tenant and Tenant does hereby hire and take from Landlord, subject to the terms, covenants, conditions (including title conditions), exceptions and reservations hereof, and the Exhibits annexed hereto and made a part hereof:
(a)    all those certain plots, pieces and parcels of land (collectively, the "Land"), located in the Borough of Manhattan, City, County and State of New York, as more particularly bounded and described as Parcel I and Parcel III in Exhibit A annexed hereto and made a part hereof, and outlined on a plan of the Project Premises annexed hereto as Exhibit A-l and made a part hereof;
(b)    all Buildings now or hereafter erected on the Land;
(c)    that certain space in the Buildings located in the Museum Block (which Block is bounded and described as Parcel II in Exhibit A hereto and is referred to herein as the "Museum Block"), and all Equipment now or hereafter located therein, as outlined on the floor plans annexed hereto as Exhibit A-2 and made a part hereof;
(d)    that certain space in the Buildings located in the Schermerhorn Block (which Block is bounded and described as Parcel IV in Exhibit A hereto), and all Equipment now or hereafter located therein, as outlined on the floor plans annexed hereto as Exhibit A-3 and made a part hereof;
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(all of the foregoing being herein collectively referred to as the "Premises").
TOGETHER WITH the right, privilege and license to use, for commercial purposes, the Commercial Areas, as authorized by Resolution of the Board of Estimate adopted at a meeting held on July 21, 1983 (Calendar No. 14) (the "Demapping Resolution"), a copy of which is annexed hereto as Exhibit C and made a part hereof, subject, however, to the terms, conditions, limitations, reservations, easements and obligations set forth in the Demapping Resolution and in Exhibit C annexed hereto and made a part hereof; and
TOGETHER ALSO WITH all easements, appurtenances and other rights and privileges now or hereafter belonging or appertaining to the above described Land, Buildings and space; and
TOGETHER ALSO WITH the non-exclusive easements, in common with others, for the benefit of Tenant, the Subtenants, the Severance Subtenants and their respective employees, agents, contractors, guests, customers and invitees:
(a)    on, over and across the surface of the portion of Marginal street, wharf or place located within the Project Premises, (i) for pedestrian access to the Pier 17 Improvements, (ii) for (1) loading and unloading on and adjacent to the Service Drive and in the loading area located within the Pier 17 Improvements and the Tin Building, and (2) vehicular ingress and egress over the Service Drive and said loading area; (iii) for occasional promotional activities similar to the activities permitted in the Former Streets under Section 8.02 of the Improvement Agreement and in accordance with the First Amended and Restated Declaration dated on or about December 22, 2016 by and among The City of New York and South Street Seaport Limited Partnership (the "Declaration") except in the additional Marginal Street area identified on Exhibit T annexed hereto (it being agreed that in the event of a conflict between the rights afforded under the Marketplace Lease and under the Declaration, Tenant shall be required to comply with the more restrictive document) and (iv) to allow the development and maintenance of a landscaped open space area thereon;
(b)    for access, ingress and egress to and from those portions of the Premises that are located in the upper floors of the Buildings or interior
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courtyards or other common areas and spaces situate on the Museum Block and the Schermerhorn Block, by means of, among other facilities, doorways, entrances, exits, lobbies, stairways, corridors and elevators within or appurtenant to said Buildings; and for pedestrian and vehicular access to and from the loading dock at the rear of No. 4 Fulton Street over the service drive located on the westerly side of the vacant site at the corner of South Street and Burling Slip, or as the same may be relocated, and through any Building hereafter constructed on said site leading to and from said loading dock; and
(c)    on, over and across the surface of the Former Streets for pedestrian access to and from the Project Premises and abutting public streets, subject, nevertheless, to the terms, conditions, limitations, reservations, easements and obligations set forth in the Demapping Resolution and Exhibit C hereto; provided that the Former Streets may be used (i) for the operation, maintenance, repair and replacement and (after consultation with Tenant) the construction and relocation of underground utilities, subways and other such subsurface improvements, and also for access by emergency and service vehicles to the extent necessary, (ii) for access to the elevated portion of the Franklin Delano Roosevelt Drive for necessary repair and maintenance; except that Landlord shall not grant rights in the Former Streets similar to those granted to the Museum under the Museum Lease or to Tenant hereunder, and shall not grant any other rights, permits or licenses (other than underground utility and subway easements and franchises) respecting the use of the surface of the Former Streets, to any other entity or individual unless the Museum and Tenant shall have consented thereto; and
(d)    on, over and across those areas of the Project Premises not forming part of the Premises that are included in the Joint Maintenance Area for the purpose performing Tenant's maintenance obligations as provided herein.
TOGETHER ALSO WITH the right to maintain existing encroachments over portions of the Former Streets, or encroachments over Former Streets created by construction of any Buildings in accordance with plans and specifications approved by Landlord, including canopies extending over Former Streets from any part of the Buildings located on the Market Block; and
SUBJECT ALSO TO a non-exclusive easement, in common with others, hereby reserved for the benefit of Landlord, Landlord's tenants
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(direct and indirect) and their respective employees, agents, contractors, guests, customers and invitees, for access, ingress and egress to and from those portions of Landlord's Premises that are located in the upper floors of the Buildings or interior courtyards or other common areas and spaces, situate on the Museum Block and the Schermerhorn Block by means of, among other facilities, doorways, entrances, exits, lobbies, stairways, corridors and elevators within or appurtenant to said Buildings;
SUBJECT ALSO TO the Title Matters;
SUBJECT ALSO to a non-exclusive easement, in common with others, hereby reserved for the benefit of Landlord, Landlord's tenants (direct and indirect) and their respective employees, agents, contractors, guests, customers and invitees, for access, ingress and egress to and from the Esplanade Project once the same has been constructed;
TOGETHER ALSO WITH the non-exclusive easements, in common with others, for the benefit of Tenant, the Subtenants, the Severance Subtenants and their respective employees, agents, contractors, guests, customers and invitees on, over and across the service drive immediately surrounding the Tin Building ("Service Drive") as depicted on Exhibit 6 annexed hereto and made a part hereof and otherwise in accordance with the terms of the Declaration;
SUBJECT ALSO to a non-exclusive easement, in common with others, hereby reserved for the benefit of Landlord, Landlord's tenants (direct and indirect) and their respective employees, agents, contractors, guests, customers and invitees, on, over and across the Service Drive as depicted on Exhibit 6 annexed hereto and made a part hereof and otherwise in accordance with the terms of the Declaration;
SUBJECT ALSO to Landlord’s reservation for itself of a right, title and interest in and use, enjoyment and benefit of all Landlord Development Rights, including all rights to develop, enlarge, increase or otherwise create “floor area,” as such term is defined in the Zoning Resolution, and all rights to transfer, convey, assign, lease, mortgage or encumber such development rights. Tenant hereby waives any right it may have to the status of a “party in interest,” as such term is defined or treated in the Zoning Resolution, and to participate or consent to any transfer of any portion of the Landlord Development Rights pursuant to the Zoning Resolution, and hereby agrees, upon Landlord’s request, to expeditiously
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execute and deliver to the Landlord any document or instrument providing for or effectuating such waiver. Nothing in this Lease shall abrogate or diminish Landlord’s rights as a “party in interest” under the Zoning Resolution; and
EXCEPTING ALSO from the Premises hereby demised and the appurtenances, rights, and privileges now or hereafter belonging or appertaining thereto (i) all oil, gas, gold, silver and all other mineral rights under, through or upon the Premises or its appurtenances, (ii) the right to explore for the same or to grant to others leases, licenses or other rights thereto, and (iii) all issues, profits, royalties, fees or compensation of any kind derived from any of the foregoing.
(q)    Section 3.2 is hereby deleted in its entirety and substituted therefor is the following text:
(a)    Base Rent Payments.
(i)    Commencing on July 1, 2013 (the "Amendment Commencement Date") and thereafter throughout the Term, Tenant shall pay Landlord annual rent in the amount of $1,200,000, which shall include annual rent in the amount of $0.00 for the Tin Building Area (the "Tin Building Rent"), increased on each anniversary of the Amendment Commencement Date by 3%, compounded annually (subject to adjustment as provided in paragraph (ii) and subsection (b) below, "Base Rent"), in equal monthly installments, payable in advance on the first day of the month for which such monthly installment of Base Rent is due.
(ii)    No later than 30 days after the date on which Final Completion of the Tin Building Work shall have occurred and Tenant shall have closed- out all Construction Contracts relating thereto, Tenant shall submit to Landlord the information, reasonably satisfactory to Landlord in form and substance, that will be necessary to update the appraisal performed by Landauer Valuation & Advisory Group (the "Tin Building Appraisal"). Said update, to be performed by Landauer Valuation & Advisory Group or such other appraiser as shall be reasonably acceptable to Landlord and Tenant, will be limited solely to a determination of whether, and by how much, the Tin Building Rent, as determined based on the Tin Building Appraisal, should be adjusted solely as a result of a review of the actual hard and soft costs of performing the Tin Building Work (which for these purposes shall include fit-out work performed in the interior of the Tin Building as well as any unexpended budget amounts for tenant improvement work and allowances and leasing commissions which Tenant has contractually committed to expend) as compared to the estimated hard
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and soft costs of performing such work which were the basis of the Tin Building Appraisal and the original determination of the Tin Building Rent. Upon completion of such appraisal update, (x) the Tin Building Rent shall thereafter be deemed to be the rent determined as a result of the aforementioned appraisal update (provided that in no event shall the amount of Tin Building Rent be less than zero), (y) any amounts previously paid by Tenant on account of Tin Building Rent which were in excess of the amount of Tin Building Rent which is established as a result of such appraisal update shall be credited against future payments of Tin Building Rent by Tenant, and (z) any shortfall in the payment of Tin Building Rent actually paid by Tenant during the period prior to the completion of such review shall be paid to Landlord within thirty (30) days of the completion of such review.
(b)    Reappraisals. The Base Rent shall be adjusted, effective on the thirty-fifth (35th) anniversary of the Amendment Commencement Date (the "Rent Adjustment Date") to reflect an appraisal of the Premises to be conducted no more than six (6) months prior to the Rent Adjustment Date so that the amount of Base Rent payable by Tenant as of the Rent Adjustment Date shall be the higher of (i) the Base Rent amount payable in accordance with subsection (a) above immediately preceding the Rent Adjustment Date and (ii) the fair market rent determined by multiplying the land value set forth in said appraisal by six percent (6%). Land value, for the purposes of this paragraph, shall be determined by an appraisal of the fee interest in the Land, considered as unimproved and as unencumbered by this Lease, but taking into consideration (i) the restrictions on use imposed on Tenant in this Lease, (ii) the Tenant’s obligation to pay the Esplanade Payments, (iii) the Tenant’s maintenance obligations as set forth in Article 14, (iv) any Tenant Development Rights that may be utilized by Tenant pursuant to the provisions of this Lease (taking into consideration all limitations on the use of such Tenant Development Rights) and (v) Landlord’s obligations set forth in Section 4.4 regarding Taxes. The scope of said appraisal shall be prepared by Lease Administrator in accordance with its policies and reviewed and approved by Tenant, in its reasonable discretion. Such appraisal shall be conducted in the manner provided in Article 36 hereof. Following a readjustment of the Base Rent as provided in this subsection, the Base Rent shall continue to escalate annually at the rate of 3%, compounded annually on each anniversary of this Lease.
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(r)    Section 7.1(a) is hereby amended by deleting subsection (i) thereof and replacing it with the following text:
(i)    Commercial General Liability Insurance. Commercial general liability insurance written on Insurance Services Office ("ISO") coverage form CG0001 or its equivalent with respect to the operations under this Lease, in an amount of not less than ten million dollars ($10,000,000) per occurrence and (subject to Section 7.6 hereof) eleven million dollars ($11,000,000) annual per location aggregate, designating Tenant as named insured and Landlord, AIDC and Lease Administrator as additional insureds on a primary and non-contributory basis. Such insurance shall meet all of the standards, limits, minimums and requirements described in Section 7.7 hereof.
(s)    Section 10.8 is hereby deleted and replaced with the following:
Section 10.8 Severance Leases. At any time after (i) Substantial Completion of both the Initial Renovation Work and the Tin Building Work and (ii) repayment and delivery of reasonable evidence of satisfaction of any EB-5 Financing (unless otherwise approved by Landlord in its sole discretion), this Lease shall be modified at Tenant's request by subtracting from the Premises a Severable Premises, in each case upon Landlord’s reasonable consent and subject to the provisions of this Section 10.8 (a "Severance").
(a)    A Severance shall not become effective until a lease for a Severable Premises (the "Severance Lease") has been executed.
(b)    The Severance Lease shall apportion Rental (including the Esplanade Payment) between the Severance Lease and this Lease on the basis of the fair market rental value of the premises under the Severance Lease in relation to the fair market rental value of the Premises, as such values are set forth in an appraisal to be conducted no more than six (6) months prior to Severance. The scope of said appraisal shall be prepared by Lease Administrator in accordance with its policies and reviewed and approved by Tenant, in its reasonable discretion. Such appraisal shall be. conducted in the manner provided in Article 36 hereof.
(c)    No Severance shall occur until Tenant shall have provided Landlord with evidence, reasonably satisfactory to Landlord, that either (i) Tenant, (ii) an Affiliate of Tenant, or (iii) an entity with no less than seven (7) years' experience in fulfilling management and maintenance obligations of the same type as Tenant’s
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obligations pursuant to Article 14 of this Lease (including, without limitation, Tenant's obligations with respect to the Joint Maintenance Area), will be responsible for the performance of such obligations throughout the term of the Lease and the Severance Lease.
(d)    No Severance shall occur unless all applicable Severance documents provide that the Maintenance Tenant (as hereinafter defined) shall be responsible for fulfilling all management and maintenance obligations of the same type as Tenant’s obligations pursuant to Article 14 of this Lease (including, without limitation, Tenant's obligations with respect to the Joint Maintenance Area) throughout the Project Premises, regardless of the existence of any other Severance Subtenant. Upon the termination of any Severance Lease, (x) Landlord shall have no obligations with regard to maintenance of any portion of the Project Premises except for any maintenance obligations of the same type as Landlord’s obligations pursuant to Section 14.2 of this Lease, and (y) Landlord shall diligently act to re-let the premises that had been demised under such terminated Severance Lease and cause the lessee for such premises to assume its proportional obligations of the foregoing maintenance obligations. For the purposes hereof, “Maintenance Tenant” shall mean a Severance Subtenant that, (i) as reasonably determined by Landlord, possesses the financial capacity, creditworthiness and experience to perform management and maintenance obligations of the same type as Tenant’s obligations pursuant to Article 14 of this Lease and (ii) has provided security, reasonably satisfactory in form and substance to Landlord, guaranteeing its performance of said management and maintenance obligations.
(e)    If this Lease shall expire or otherwise terminate, the same shall not result in the expiration or termination of, or otherwise affect the Severance Lease(s). The expiration or other termination of the Severance Lease(s) shall not result in the expiration or termination of, or otherwise affect, this Lease.
(f)    In the event that Tenant elects to create a Severance Lease, Landlord will reasonably cooperate with Tenant to implement such Severance Lease including, without limitation, by executing any necessary reciprocal easement and operating agreements and a recognition and subordination agreement in favor of the Person subleasing the space pursuant to such Severance Lease.
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(t)    The following Section 12.11 is hereby added to Article 12:
Section 12.11. Payment Guaranty.
(a)    Upon the execution by Tenant of each Construction Contract from and after December 22, 2016 with a price of $250,000 or more (or any other amount set forth in Section 5 of the New York State Lien Law, as it may be amended (“LL5”)), Tenant shall deliver, or cause to be delivered, to Landlord an executed Payment Guaranty, substantially in the form attached as Exhibit S hereof (the “Payment Guaranty”) executed by (i) with respect to Construction Contracts for the Tin Building Work, the Howard Hughes Corporation and (ii) with respect to any other Construction Contracts, any guarantor (including a construction manager or general contractor) reasonably acceptable to Landlord, for the benefit of each subcontractor which is engaged by the counterparty to such Construction Contract, and Tenant shall cause such Payment Guaranty to be filed with the county clerk of New York County promptly after execution.
(b)    Each Construction Contract entered into by Tenant with a price in excess of the statutory amounts set forth in LL 5 shall make reference to the applicable Payment Guaranty. Tenant shall require (a) that any subcontract entered into by a Contractor that is a party to each such Construction Contract attach and make reference to the Payment Guaranty and state that such Payment Guaranty is an “undertaking guaranteeing prompt payment of moneys due” in fulfillment of the requirements of LL 5, and (b) such Contractor to provide written notice to any subcontractor, mechanic, laborer, vendor or materialman performing work at or on the Premises of the Payment Guaranty, and such written notice shall state that such Payment Guaranty is an “undertaking guaranteeing prompt payment of moneys due” in fulfillment of the requirements of LL 5.
(c)    The requirements of subsections (a) and (b) above shall not apply if Tenant elects to furnish, or cause to be furnished to, Landlord, solely for the benefit of each subcontractor engaged by the counterparty to the Construction Contract only and not as security under the Lease, with a payment bond, reasonably satisfactory to Landlord in form and substance and issued by a surety company licensed or authorized to do business in New York State that is approved by the Comptroller, in an amount equal to 100% of the aggregate costs and expenses of the Construction Contract being bonded (which such bond may provide, by its terms, that the amount bonded thereunder be reduced by the amount of any payments made by Tenant to such subcontractor).
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(d)    If prior to the Substantial Completion Date of the applicable Construction Work, the Payment Guaranty (or, as applicable, the payment bond) is canceled or otherwise ceases to be in full force and effect (other than pursuant to its terms), then, within 30 days after notice from Landlord to Tenant of the foregoing, Tenant shall provide a replacement guaranty or bond or other comparable security fulfilling the requirements of LL 5, as determined by Landlord in its sole discretion.
(u)    Section 15.3(d) is hereby amended by deleting the term “$25,000,0000” and replacing it with the term “$5,000,000.”
(v)    The following paragraph (b) is hereby added to Section 16.1:
(b)    Tenant hereby acknowledges that neither Tenant nor any of its subtenants or contractees is authorized to act on behalf of Landlord or to hold itself out as having such authority. Without limiting the generality of the provisions of this Section 16.1, in the event that a permit or approval from Governmental Authorities is required pursuant to any Requirements with respect to (i) activities to be conducted in the Commercial Areas or on the Former Streets or (ii) Tenant executing, or Tenant affirmatively allowing a subtenant or contractee to execute, any documentation requiring Landlord approval without obtaining Landlord's prior written approval, then Tenant shall comply with Landlord’s procedures with regard to permit and approval submissions, as they may be modified from time to time as agreed between Landlord and Tenant provided Landlord delivers Tenant prior written notice thereof and such modifications apply to all parties similarly situated to Tenant in a uniform manner (the “Submission Procedures”). Tenant shall have the right to contest or dispute the applicability of the Submission Procedures to any particular set of circumstances or the receipt of any Submission Default Notice, and any contest or dispute shall be resolved by arbitration in accordance with the provisions of the Lease. Tenant acknowledges that Tenant’s failure to comply with the Submission Procedures (including Tenant asserting in writing that it has authority to act on behalf of Landlord or Tenant affirmatively allowing a subtenant or contractee to take any action which is in violation of the Submission Procedures) (a “Submission Failure”) will cause loss and damage to Landlord, the precise extent of which is difficult to ascertain and, therefore, Landlord and Tenant desire to provide fair and reasonable compensation to Landlord for such losses, which compensation shall not be construed as a penalty. It is therefore agreed that if Tenant commits a Submission Failure, then there
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shall accrue to Landlord liquidated damages as follows (the “Submission Liquidated Damages”):
(i)    If at any time during the Term Tenant commits a Submission Failure, Landlord shall notify Tenant in writing of such Default (each such notice shall be referred to herein as a “Submission Non-Compliance Notice”). Upon receiving the second Submission Non-Compliance Notice, Tenant shall pay Landlord $5,000.00. Upon receiving the third Submission Non-Compliance Notice, Tenant shall pay Landlord $7,500.00. Upon receiving the fourth Submission Non-Compliance Notice, Tenant shall pay Landlord $10,000.00. Upon receiving the fifth Submission Non-Compliance Notice, Tenant shall pay Landlord $15,000.00. Upon receiving the sixth Submission Non-Compliance Notice, Tenant shall pay Landlord $30,000.00. Upon receiving the seventh Submission Non-Compliance Notice, Tenant shall pay Landlord $50,000.00. Upon receiving the eighth Submission Non-Compliance Notice, Tenant shall pay Landlord $75,000.00. Subject to subsection (ii) below, Tenant shall pay $75,000.00 upon receiving any subsequent Submission Non-Compliance Notice.
(ii)    If no Submission Non-Compliance Notice is issued by Landlord for a period of nine calendar months after the date of any Submission Non-Compliance Notice (the “Performance Period”), then any Submission Non-Compliance Notice sent by Landlord after the completion of the Performance Period shall be deemed to be the first Submission Non-Compliance Notice, provided that Tenant has paid all Submission Liquidated Damages previously incurred./
(iii)    Commencing January 1, 2027, Submission Liquidated Damages amounts shall be increased annually to an amount equal to the product obtained by multiplying the amount of Submission Liquidated Damages in the immediately preceding Lease Year by the sum of one and the CPI Increase. All Submission Liquidated Damages payable shall constitute Rental hereunder. In no event shall a Submission Failure constitute a default under the Lease for so long as Tenant is paying Submission Liquidated Damages when due.
(w)    The following Section 17.4 is hereby added to Article 17:
Section 17.4 Satisfaction of Claims.
If any Contractor, subcontractor, mechanic, laborer, vendor or materialman provides written notice to Tenant and Contractor of a claim for amounts owed in connection with any work performed on or at the Premises, Tenant shall, within one hundred and twenty (120) days after
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Tenant receives notice of such claim, either commence an action disputing or contesting such claim or settle such claim, to the satisfaction of Landlord (other than for any settlement and release in full) in its reasonable discretion, provided, however, that with respect to any claim which is in excess of $250,000, as a condition to disputing or contesting such claim, Tenant shall (i) furnish Landlord with a bond or another form of security reasonably satisfactory to Landlord, in an amount sufficient to satisfy such claim with interest and penalties, if any and (ii) use commercially reasonable efforts to prosecute such dispute or contest at its sole cost and expense, to the satisfaction of Landlord (other than for any settlement and release in full) in its reasonable discretion.
(x)    Section 23.2(c) is amended by deleting it in its entirety and replacing it with the following:
Tenant shall continuously, uninterruptedly, actively and diligently operate a specialty retail marketplace seven days per week, at least nine hours per day on Mondays through Saturdays and six hours on Sundays, and shall require substantially all Subtenants to operate and conduct their respective businesses on all such days and for such hours, except when Tenant and/or any Subtenants shall be prevented from doing so by strike, fire, other casualty or other cause beyond the reasonable control of Tenant and/or any such Subtenants, and except on the following holidays: New Year's Day; first and second days of Passover; Good Friday; Easter Sunday; Rosh Hashanah; Yom Kippur; Thanksgiving Day; and Christmas Day. Landlord and/or Tenant shall also make available to the general public, at least during the hours set forth above (but consistent with reasonable maintenance and security requirements of Landlord, Tenant and the Subtenants) and free of charge or admission all public circulation and seating areas of Pier 17 and identified as the "Waterfront Public Access Areas' and "Public Access Areas" on Exhibit U attached hereto, subject to all applicable land use approvals, including, without limitation, the Declaration, and throughout other portions of the Premises, and in all events excluding those roof areas of the Pier 17 Improvements that may be closed for private use pursuant to the applicable land use approvals, including, without limitation, the Declaration and for which Tenant may charge members of the public to access. Tenant shall obtain Landlord's prior written consent to any material modification of Requirements of the City Planning Commission or any other public approval with respect to the Premises.
(y)    The references to "Pier 17" in Section 23.3(a) shall be deemed to be a reference only to the Original Pier 17 Area as described in the definition thereof.
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(z)    Section 23.5(a) is hereby amended in its entirety as follows:
Titanic Park shall be maintained by Tenant (excluding capital improvements) as a portion of the Joint Maintenance Area, as landscaped open space, with adequate seating facilities, accessible to the general public at all times without charge or admission.
(aa)    Section 23.9(c) is hereby amended by deleting subsection (iii) thereof and replacing it with the following text:
(iii)    The term "Option Premises II" shall mean, collectively, the following portions of Landlord's Premises: (x) space located above the second story of Buildings on the Museum Block and (y) all portions of Schermerhorn Block other than the space referred to in clause (ii)(y) above.
(bb)    The following paragraph (r) is hereby added to Section 24.1:
(r)    if prior to the Tin Building Scheduled Completion Date the Tin Building Completion Guaranty is canceled or otherwise ceases to be in full force and effect (other than pursuant to its terms), and a replacement guaranty or other comparable security acceptable to Landlord (solely with respect to financial responsibility of the replacement guarantor) is not provided within 30 days after notice to Tenant of the foregoing;
(cc)    The proviso in Section 11.2(c) is hereby deleted in its entirety and substituted therefor is the following text:
; provided, however, that Landlord shall not have the right to consent to, or impose any conditions upon, any EB-5 Financing if at the time of the origination of the EB-5 Financing, (i) such EB-5 Financing is subordinate to another Mortgage or Mortgages held by a Recognized Mortgagee that does not constitute an EB-5 Financing, provided such senior Mortgage or Mortgages secure loans in an aggregate fully drawn maximum original principal amount of not less than $50,000,000, (ii) such EB-5 Financing shall not evidence indebtedness in excess of $50,000,000 (provided, however, that from and after the occurrence of the Tin Building Construction Commencement Date, such amount shall be increased to $200,000,000), and (iii) the documents evidencing and securing the EB-5 Financing provide that if the EB-5 Lender acquires Tenant’s interest in the Lease or in Tenant, as applicable, then (x) if such acquisition occurs prior to Substantial Completion of the Renovation Project and the Tin Building Work, such EB-5
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Lender shall, prior to or simultaneously with such acquisition, retain a developer reasonably experienced in development projects of a scale and complexity similar to that of the Renovation Project and the Tin Building Work, to complete such work, or (y) if such acquisition occurs after Substantial Completion of the Renovation Project and the Tin Building Work, such EB-5 Lender shall, prior to such acquisition, either (A) hire and maintain a Qualified Manager; or (B) continue to employ as of the effective date of the acquisition the Qualified Manager employed at the Premises immediately prior to the acquisition or such other personnel in such capacities as are reasonably acceptable to Landlord. Notwithstanding the foregoing, Tenant shall not be entitled to enter into any EB-5 Financing transaction after a Severance has taken effect.
(dd)    Section 40.9(a) is hereby amended by deleting the reference to “Exhibit H” and replacing such text with a reference to "Exhibit N" which is hereby entitled "Employment and Benefits Report".
(ee)    The internal section references in the Marketplace Lease identified and set forth in columns A and B of Schedule A annexed hereto (the “Incorrect References”), each of which is incorrect, are hereby amended by deleting the Incorrect References and substituting in lieu thereof, in each case, the corresponding section reference set forth in column C of Schedule A (the “Corrected References”).
Section 3.    Miscellaneous.
(a)    Neither this Amendment nor any provision hereof may be changed or canceled except by agreement in writing signed by the party (acting by a duly authorized partner or officer thereof if the party is a partnership or corporation) against whom any purported change is sought to be enforced.
(b)    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
(c)    The captions in this Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment or any of the provisions hereof.
(d)    This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(e)    Each of the signatories below represents that it has authority to sign on behalf of the party for which it signed and has the power to bind such party.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

THE CITY OF NEW YORK

	By:	/s/ Gregg Bishop
Name: Gregg Bishop
Title: Commissioner

Approved as to form:

/s/ Authorized Signatory
Acting Corporation Counsel

SOUTH STREET SEAPORT LIMITED PARTNERSHIP

By:
Name:
Title:

Attest:

/s/ Michael McSweeney
City Clerk

STATE OF NEW YORK       )
: SS.:
COUNTY OF NEW YORK   )
On January 11, 2017, before me, the undersigned, personally appeared Gregg Bishop personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Daryll. Williams
Notary Public

STATE OF NEW YORK       )
: SS.:
COUNTY OF NEW YORK   )
On January __, 2017, before me, the undersigned, personally appeared ________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public
STATE OF NEW YORK       )
: SS.:
COUNTY OF NEW YORK   )
On January 11, 2017, before me, the undersigned, personally appeared Michael McSweeney personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Wendy Irizarry-Lopez
Notary Public

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

THE CITY OF NEW YORK

By:
Name:
Title:

Approved as to form:

Acting Corporation Counsel

SOUTH STREET SEAPORT LIMITED PARTNERSHIP

	By:	/s/ Grant Herlitz
Name: Grant Herlitz
Title: President

Attest:

City Clerk

STATE OF ~~NEW YORK~~ Texas       )
: SS.:
COUNTY OF ~~NEW YORK~~ Dallas   )
On January 4th, 2017, before me, the undersigned, personally appeared Grant Herlitz personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Marissa Henderson
Notary Public

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